UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):                  April 6, 2006

                              COMMAND CENTER, INC.
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             (Exact name of registrant as specified in its charter)


         Washington                       333-60326              91-2079472
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(State or other jurisdiction      (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


   3773 West Fifth Avenue, Post Falls, Idaho                         83854
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    Address of principal executive offices                          Zip Code


Registrant's telephone number, including area code: 480-609-1250


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         (Former name or former address, if changes since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

      On April 6, 2006, Command Center, Inc. ("CCNI") announced that it assumed management and financial control of 41 franchise locations. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

      This information is being disclosed pursuant to Regulation FD. Accordingly, the information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

      As previously reported, on November 9, 2005, CCNI entered into an agreement to acquire the assets of up to 70 temporary staffing stores operating as CCNI franchisees or licensees, subject to completion of due diligence reviews and preparation of audited financial statements on the acquired stores. The due diligence reviews and audits are complete on 41 stores. The company is still in the due diligence process on a group of 29 additional temporary staffing stores. The formal transfer of assets and assumption of full operating control will occur for each operating entity as soon as appropriate workers compensation coverage is in place on each store, the audits on the remaining entities are complete, and the remaining due diligence reviews are finalized. CCNI is currently in active negotiations with workers compensation insurance providers and expects to have appropriate coverage in place on each store to be acquired before the end of April.

      The acquisition of the temporary staffing stores has been structured as a tax deferred transaction under applicable regulations of the United States Internal Revenue Code. In order to protect the tax deferred nature of the transaction, CCNI intends to acquire all of the assets of the franchisee operations entities in a single closing which is expected to occur later this month. Pending final determination of the stores that meet the due diligence and audit requirements of CCNI for acquisition, CCNI is moving forward to consolidate operations and prepare for the operational roll-up of the franchisees. The first step in this process was the assumption of management and financial control of the 41 franchised temporary staffing store operations that already meet the requirements for acquisition. These stores will be included in the roll-up at the formal closing later this month. The 41 stores that are involved in this initial step are owned by persons or entities related to CCNI through common control. CCNI has not prepared a formal agreement reflecting this assumption of management and financial control.

      CCNI is currently preparing a management agreement that will formalize CCNI's assumption of full operational and financial control of temporary staffing stores that CCNI intends to acquire. This management agreement will facilitate the operational and managerial transition prior to closing in situations where the operating entities are not related parties. It is expected that the management agreement will be used to assume full operational and financial control of some or all of the remaining 29 temporary staffing stores that are expected to be acquired.

      CCNI has also opened 14 new temporary staffing stores since November 9, 2005. If all stores are acquired as expected, the Company intends to have 84 stores in operation before the end of the second quarter.

      Upon completion of the closing of the temporary staffing stores, CCNI will file a report on Form 8-K providing audited financial information on each store group acquired, and pro forma financial information on the combined company, in accordance with the rules and regulations of the United States Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits

Exhibit Number    Description
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99.1              Press release dated April 6, 2006 regarding assumption of
                  management and financial control of 41 franchise locations.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.                              April 10, 2006

/s/ Brad E. Herr
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Brad E. Herr, Secretary